Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-3
(Form Type)

COVENANT LOGISTICS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $.01 per share	457(o)	(1)	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock	457(o)	(1)	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	—	—	—	—
Fees to Be Paid	Other	Rights	457(o)	(1)	—	—	—	—
Fees to Be Paid	Other	Warrants	457(o)	(1)	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$200,000,000	0.00013810	$27,620.00	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	0.000138100.000138100.000138100.000138100.000138100.00013810	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$200,000,000		$27,620.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$18,540.00(3)
	Net Fee Due							$9,080.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims		—	—	—		—
Fees Offset Sources	—	—	—		—
Rule 457(p)
Fees Offset Claims	Covenant Logistics Group, Inc	S-3	333-266826	August 12, 2022		$18,540.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$200,000,000
Fees Offset Sources	Covenant Logistics Group, Inc	S-3	333-266826		August 12, 2022						$360.00 (3)
Fees Offset Sources	Covenant Logistics Group, Inc	S-3	333-228425		November 16, 2018						$13,902.81 (3)
Fees Offset Sources	Covenant Logistics Group, Inc	S-3	333-198975		September 26, 2014						$4,277.19 (3)

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not exceed $200,000,000. The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the registered securities as a result of stock splits, stock dividends, recapitalizations, or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(3)
The Registrant filed a Registration Statement on Form S-3 (File No. 333-198975), which was initially filed on September 26, 2014 and was declared effective on November 13, 2014 (the "2014 Registration Statement"), and paid a filing fee of $12,880. $33,208,000 of the aggregate of $100,000,000 of securities registered under the 2014 Registration Statement remained unsold upon expiration of the 2014 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant applied the unused portion of the previously paid filing fee, $4,277.19, against amounts due in association with the filing of a Registration Statement on Form S-3 (File No. 333-228425), filed on November 16, 2018 and was declared effective on November 30, 2018 (the “2018 Registration Statement”). Due to the application of the unused portion of the previously paid filing fee, the filing fee paid contemporaneously with the 2018 Registration Statement was $13,902.81. Upon expiration of the 2018 Registration Statement, the aggregate of $150,000,000 of securities registered under the 2018 Registration Statement remained unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant applied the unused portion of the previously paid filing fees, $18,180.00, against amounts due in association with the filing of a Registration Statement on Form S-3 (File No. 333-266826), filed on August 12, 2022 and declared effective on August 26, 2022 (the “2022 Registration Statement”). Due to the application of the unused portion of the previously paid filing fees, the filing fee paid contemporaneously with the 2022 Registration Statement was $360.00. Upon expiration of the 2022 Registration Statement, the aggregate of $200,000,000 of securities registered under the 2022 Registration Statement remained unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies the unused portion of the previously paid filing fees associated with the unsold securities registered under the 2022 Registration Statement ($18,540.00) against amounts due in association with this filing. The Registrant hereby confirms that the 2014 Registration Statement, the 2018 Registration Statement, and the 2022 Registration Statement have expired and that all offerings thereunder have terminated.